Exhibit 99.1

News Release

One Centerpointe Drive Suite 200 Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release: August 2, 2018, 6:00 a.m. EDT	Contact:	Jack Isselmann
Justin Roberts
Ph: (503) 684-7000

Greenbrier Announces Diverse Orders of 5,000 Railcars Valued at Over

$425 Million for June and July

~ Orders diversified across multiple railcar types ~

~ Commercial activity brings good visibility into fiscal 2019 ~

~ Strengthening North American railcar demand supports growth in core market ~

Lake Oswego, Oregon, August 2, 2018 – The Greenbrier Companies, Inc. (NYSE: GBX) today announced new orders totaling 5,000 units valued at more than $425 million received during the first two months of its fourth fiscal quarter that began on June 1, 2018. This strengthens Greenbrier’s backlog and provides strong visibility entering fiscal 2019. Orders announced today comprise a broad range of railcar types, with an emphasis on double-stack intermodal units and boxcars, as well as automotive-carrying railcars, gondolas, covered hoppers and tank cars.

William A. Furman, Chairman and CEO said, “Greenbrier’s strong North American business is shown by the new railcar orders received during the first two months of the fourth fiscal quarter. Almost all orders announced today originated from North America. American railroads reported record intermodal loadings in June, while another 13 of the 20 commodity categories tracked by the Association of American Railroads saw monthly carload gains. June was the third straight month in which at least 14 railcar loading categories were up, the longest such streak since late 2014.”

Furman concluded, “Greenbrier is the established market leader in designing and manufacturing intermodal wells for moving container shipments by rail. We are seeing particular strength in intermodal, but the railcar markets that support the transport of automobiles, energy products and general cargo are also active. Greenbrier’s strategy remains to sustain our foundational North American business while we simultaneously expand our international presence to increase scale, and invest in human capital.”

Certain orders in this release are subject to customary documentation and completion of terms.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Greenbrier designs, builds and markets freight railcars and marine barges in North America. Greenbrier-Astra Rail is an end-to-end freight railcar manufacturing, engineering and repair business with operations in Poland and Romania that serves customers across Europe and in the nations of the GCC. Greenbrier builds freight railcars and rail castings in Brazil through two separate strategic partnerships. We are a leading provider of wheel services, parts, railcar management & regulatory compliance services and leasing services to railroads and related transportation industries in

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Greenbrier Announces Diverse Orders for 5,000 Railcars (Cont.)	Page 2

North America. Greenbrier offers freight railcar repair, refurbishment and retrofitting services in North America through GBW, a joint venture with Watco Companies, LLC. Through other unconsolidated joint ventures, we produce tank heads and other components and have an ownership stake in a leasing warehouse. Greenbrier owns a lease fleet of 7,900 railcars and performs management services for 356,000 railcars. Learn more about Greenbrier at www.gbrx.com.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including any statements that are not purely statements of historical fact. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, reported backlog and awards that are not indicative of Greenbrier’s financial results; uncertainty or changes in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of Greenbrier’s indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; policies and priorities of the federal government regarding international trade, taxation and infrastructure; sovereign risk to contracts, exchange rates or property rights; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, costs or inefficiencies associated with expansion, start-up, or changing of production lines or changes in production rates, changing technologies, transfer of production between facilities or non-performance of alliance partners, subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; integration of current or future acquisitions and establishment of joint ventures; succession planning; discovery of defects in railcars or services resulting in increased warranty costs or litigation; physical damage or product or service liability claims that exceed Greenbrier’s insurance coverage; train derailments or other accidents or claims that could subject Greenbrier to legal claims; actions or inactions by various regulatory agencies including potential environmental remediation obligations or changing tank car or other railcar or railroad regulation; and issues arising from investigations of whistleblower complaints; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in Greenbrier’s Annual Report on Form 10-K for the fiscal year ended August 31, 2017, Greenbrier’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2018, and Greenbrier’s other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, Greenbrier does not assume any obligation to update any forward-looking statements.

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